Exhibit 32.1
SECTION 1350 CERTIFICATIONS
     Carl E. Sassano, the Chief Executive Officer of Transcat, Inc. and Charles P. Hadeed, the Chief Financial Officer of Transcat, Inc. certify that (i) the quarterly report on Form 10-Q for the third quarter ended December 24, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the quarterly report on Form 10-Q for the third quarter ended December 24, 2005 fairly presents, in all material respects, the financial condition and results of operations of Transcat, Inc.

Date: February 6, 2006	/s/ Carl E. Sassano
Carl E. Sassano
Chairman, President, and Chief Executive Officer

Date: February 6, 2006	/s/ Charles P. Hadeed
Charles P. Hadeed
Chief Operating Officer, Vice President of Finance, and
Chief Financial Officer
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Transcat, Inc. and will be retained by Transcat, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.